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                                                                    EXHIBIT 99.3

                                 WORLDTEX, INC.

                             OFFER TO EXCHANGE ITS
                     9 5/8% SERIES B SENIOR NOTES DUE 2007
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     9 5/8% SERIES A SENIOR NOTES DUE 2007

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON [       ], 1998, UNLESS THE OFFER IS EXTENDED.

                                                             February [  ], 1998

To Brokers, Dealers, Commercial
 Banks, Trust Companies and
  Other Nominees:

     We are enclosing the material listed below relating to the offer of Worldtex, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 9 5/8% Series B Senior Notes due 2007 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement, for each $1,000 principal amount of its 9 5/8% Series A Senior Notes due 2007 (the "Old Notes"), of which $175,000,000 aggregate principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus, dated February [ ], 1998 (the "Prospectus") and in the related Letter of Transmittal (which together constitute the "Exchange Offer").

     THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OLD NOTES BEING TENDERED. The Exchange Offer is, however, subject to other conditions. See the section "The Exchange Offer -- Conditions" in the Prospectus.

     We are asking you to contact your clients for whom you hold Old Notes registered in your name (or in the name of your nominee) or who hold Old Notes registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1.  The Prospectus, dated February [  ], 1998;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes are not immediately available or if the Old Notes and all other required documents cannot be delivered to the Exchange Agent, IBJ Schroder Bank & Trust Company, by the Expiration Date (as defined in the Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

          4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON [       ], 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent
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to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     Any questions or requests for assistance or additional copies of the enclosed materials may be directed to IBJ Schroder Bank & Trust Company, the Exchange Agent, at the address and telephone number set forth below:

                        By registered or certified mail:
                       IBJ Schroder Bank & Trust Company
                             Bowling Green Station
                                  P.O. Box 84
                         New York, New York 10274-0084
                Attention: Reorganization Operations Department

                         By hand or overnight courier:
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                    Attention: Securities Processing Window
                             Subcellar one, (SC-1)

                          By facsimile: (212) 858-2611
                          Attention: Customer Service
                      Confirm by telephone: (212) 858-2103

                                          Very truly yours,

                                          WORLDTEX, INC.